SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                          [Amendment No. _________]
Filed by the Registrant _X_
Filed by a Party other than the Registrant ___

Check the appropriate box:

___  Preliminary Proxy Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
_X_  Definitive Proxy Statement
___  Definitive Additional Materials
___  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                       ARMANINO FOODS OF DISTINCTION, INC.
                (Name of Registrant as Specified in Its Charter)

                       ARMANINO FOODS OF DISTINCTION, INC.
                   (Name of Person(s) Filing Proxy Statement)

                       ARMANINO FOODS OF DISTINCTION, INC.
                           30588 San Antonio Street
                          Hayward, California 94544
                                (510) 441-9300

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 22, 1997

TO THE SHAREHOLDERS OF ARMANINO FOODS OF DISTINCTION, INC.:

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Armanino Foods of Distinction, Inc., a Colorado corporation (the "Company"), will be held at the Radisson Hotel - Union City, 32083 Alvarado-Niles Road, Union City, California, on Thursday, May 22, 1997, at 11:00 a.m., Pacific Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters.

     1. The election of eight (8) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

     2. The ratification of the appointment of Pritchett, Siler & Hardy, P.C., as the Company's independent auditors;

     3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the no par value common stock of the Company of record at the close of business on April 16, 1997, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Company.

     All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   WILLIAM J. ARMANINO, PRESIDENT
Hayward, California
April 16, 1997

               ARMANINO FOODS OF DISTINCTION, INC.
                     30588 San Antonio Street
                    Hayward, California 94544
                          (510) 441-9300

                  ______________________________

                         PROXY STATEMENT
                  ______________________________


                  ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD MAY 22,  1997

                       GENERAL INFORMATION

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Armanino Foods of Distinction, Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Radisson Hotel - Union City, 32083 Alvarado-Niles Road, Union City, California, on Thursday, May 22, 1997, at 11:00 a.m., Pacific Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about April 18, 1997.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

     The Company's Annual Report on Form 10-K for the year ended December 31, 1996, is being simultaneously mailed to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

               SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's no par value common stock, with each share entitled to one vote. Only shareholders of record at the close of business on April 16, 1996, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On April 16, 1997, the Company had 11,594,099 shares of its no par value common stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding common stock represented in person or by proxy shall constitute a quorum at the Meeting.

                  SECURITY OWNERSHIP OF CERTAIN
                 BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares of the Company's no par value common stock owned beneficially, as of April 16, 1997, by any person, who is known to the Company to be the beneficial owner of 5% or more of such common stock, and, in addition, by each Director of the Company, and Nominee for Director, and by all Directors, Nominees for Director and Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

    Name and Address         Amount and Nature of       Percent
  of Beneficial Owners       Beneficial Ownership       of Class
William J. Armanino             1,810,567<FN1>            15.3%
30588 San Antonio Street
Hayward, CA 94544

Deborah Armanino-LeBlanc          326,387<FN2>             2.8%
30588 San Antonio Street
Hayward, CA 94544

John J. Micek, III                257,185<FN3>             2.2%
5 Thomas Mellon Circle, #305
San Francisco, CA 94134

Robert M. Geller                  175,360<FN3>             1.5%
1402 Kalmia
Boulder, CO  80302

Tino Barzie                       175,995<FN3>             1.5%
10590 Wilshire Boulevard
Los Angeles, CA 90024

David Scatena                     183,074<FN4>             1.6%
655 Mariner's Island Blvd.
Suite 304
San Mateo, CA  94404

Henry W. Poett, III                58,611<FN5>             0.5%
380 Kleinschmidt Flat Road
Ovando, MT  59854

Soren Svenningsen                  48,611<FN6>             0.4%
11 Commerce Drive
Cranford, NJ 07016

Linda A. Armanino               1,810,567<FN7>            15.3%
30588 San Antonio Street
Hayward, CA 94544

William G. Bump                    25,000<FN8>             0.2%
30588 San Antonio Street
Hayward, CA  94544

Robert H. Anderson                 47,500<FN9>             0.4%
30588 San Antonio Street
Hayward, CA  94544
                               -2-

All Directors and Officers      3,108,290                 24.4%
as a Group (9 Persons)
__________________

<FN1>
Includes 683,173 shares held directly by the William J. Armanino Trust, of which Mr. Armanino is trustee; 122,399 shares held by Mr. Armanino as custodian for a minor child; 667,262 shares held the Linda A. Armanino Trust, of which his wife, Linda A. Armanino, is trustee; 122,399 shares held by Linda
A. Armanino as custodian for a minor child; and 2,000 shares held by a son of Linda A. Armanino. Also includes 121,667 shares underlying stock options held by Mr. Armanino and 91,667 shares underlying options held by Linda A. Armanino, which are exercisable within 60 days.
<FN2>
Includes 91,667 shares underlying stock options held by Ms. Armanino-LeBlanc exercisable within 60 days.
<FN3>
Includes 167,360 shares underlying stock options exercisable within 60 days.
<FN4>
Includes 5,714 shares held by the accounting firm of Polly, Scatena, Gekakis & Company of which Mr. Scatena is Managing Partner, 10,000 shares held directly by David B. Scatena, and 167,360 shares underlying stock options exercisable within 60 days held by Mr. Scatena.
<FN5>
Includes 48,611 shares underlying stock options held by Mr. Poett exercisable within 60 days.
<FN6>
Represents shares underlying stock options exercisable within 60 days.
<FN7>
Includes 667,262 shares held directly by the Linda A. Armanino Trust, of which Mrs. Armanino is trustee; 122,399 shares held by Mrs. Armanino as custodian for minor children; 683,173 shares held by the William J. Armanino Trust, of which her husband, William J. Armanino, is trustee; 122,399 shares held by William J. Armanino as custodian for a minor child; and 2,000 shares held by a son of Mrs. Armanino. Also includes 91,667 shares underlying stock options held by Mrs. Armanino and 121,667 shares underlying options held by William J. Armanino, which are exercisable within 60 days.
<FN8>
Represents 5,000 shares held directly and 20,000 shares underlying stock options exercisable within 60 days.
<FN9>
Represents 10,000 shares of restricted stock held directly and 37,500 shares underlying stock options exercisable within 60 days.

                      ELECTION OF DIRECTORS

         The Company's Bylaws have been amended to provide that effective at the Annual Meeting of Shareholders that the Board of Directors will consist of eight members. The Board of Directors recommends the election as Directors of the eight (8) nominees listed below, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each of the eight current members of the present Board of Directors has been nominated for reelection. The persons named as "Proxies" in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

         The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held, and the period during which each person has served as a Director:

          Name               Age          Positions and Offices Held and Term
                                          as a Director

William J. Armanino           69          President, Treasurer, Chief
                                          Executive Officer, Chief Financial
                                          Officer, and Chairman of the Board
                                          and a Director since February 1988

Deborah Armanino-LeBlanc      46          Vice President - Production -
                                          Operations, Secretary and a
                                          Director since February 1988

John J. Micek, III            44          Director since February 1988

David Scatena                 55          Director since February 1988

Robert M. Geller              44          Director since December 1986

Tino Barzie                   69          Director since June 1988

Henry W. Poett, III           58          Director since May 1995

Soren Svenningsen             55          Director since May 1995

     Except for the fact that William J. Armanino and Deborah Armanino-LeBlanc are father and daughter, there is no family relationship between any Director or Executive Officer of the Company.

         The Company has no Nominating Committee, but does have a Compensation Committee, an Audit Committee and a Strategic Finance Committee.

     The Compensation Committee presently consists of David Scatena, John Micek, Soren Svenningsen and Mark Cassanego (corporate counsel). The Compensation Committee reviews the compensation arrangements for each of the Company's Executive Officers and makes recommendations to the Board of Directors. During 1996, this committee held twelve (12) meetings.

     The Audit Committee presently consists of John J. Micek, III and Henry W. Poett, III. The Audit Committee reviews audit plans, reports on material changes in accounting principles and audit reports. During 1996, the Audit Committee met one (1) time with the Company's Executive Officers and independent auditors.

     The Strategic Finance Committee consists of Robert M. Geller, David Scatena, John J. Micek, III, Mark Cassanego (corporate counsel), and Linda Armanino (Senior Administrative Assistant for the Company). The Strategic Finance Committee assists management in developing overall corporate strategies designed to maximize corporate growth and profitability resulting in increased shareholder value, as well as assists in the financial direction
of the Company's investments.   During 1996, the Strategic Finance Committee
held three (3) meetings.

     Set forth below are the names of all directors, nominees for director and executive officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     William J. Armanino -- President, Treasurer, Chief Executive Officer, Chief Financial Officer and Chairman of the Board. Mr. Armanino has been President, Chief Executive Officer and a Director of the Company since February 1988, and served in these capacities for the Company's wholly owned subsidiary from January 1987, until it was merged into the Company in December 1990. In April of 1990, Mr. Armanino was elected to be Chairman of the Board of Directors of Armanino Foods of Distinction. Additionally, since August of
1990, Mr. Armanino has been Treasurer of the Company.   He has also been Chief
Financial Officer of the Company since September 1989. Since May 1995, he has also served as President, and since March 1996 he has also served as Chief Financial Officer of AFDI, Inc., a wholly-owned subsidiary of the Company. Since May 1996, Mr. Armanino has also served as President and Chief Financial Officer of Alborough, Inc., d/b/a Emilia Romagna, a wholly-owned subsidiary of
the Company.   In 1957, he and his father founded G. Armanino & Sons, Inc., and its principal subsidiary, Armanino Farms of California, which developed into an international business specializing in growing, processing and merchandising of fresh frozen and freeze dried herbs, spices and vegetables. In December 1986, most of this business was sold to and became a subsidiary of McCormick & Company, which is publicly-held, but Mr. Armanino remained as the Chairman of the Board of Directors of that subsidiary of McCormick & Company until December 1989. Mr. Armanino also established the business of manufacturing and marketing frozen pasta sauces as part of G. Armanino & Sons, Inc. in 1978. This business was acquired by the Company's subsidiary in January 1987. Mr. Armanino devotes substantially all of his time to the business of the Company.

     Deborah Armanino-LeBlanc -- Vice President - Production Operations, Secretary and Director. Ms. Armanino-LeBlanc has been Secretary and a Director of the Company since February 1988, and served in these capacities for the Company's wholly owned subsidiary from January 1987, until it was merged into the Company in December 1990, and has been a Vice President of the Company since September 1989. Since March 1997, Ms. Armanino-LeBlanc has also been a director of AFDI, Inc., d/b/a Focaccia Di Genova, a wholly-owned subsidiary of the Company. Since May 1996, Ms. Armanino-LeBlanc has served as Secretary and Director of Alborough, Inc., d/b/a/ Emilia Romagna, a wholly-owned subsidiary of the Company. She also served as Chief Operations Officer from September 1990 to January 1992. From October 1980 to December 1996, she was the public relations director as well as director of product development and package design for Armanino Farms of California. Ms. Armanino-LeBlanc devotes substantially all of her time to the business of the Company.

         John J. Micek III -- Director. Mr. Micek has been a Director of the Company since February 1988. He also served as a director of the Company's wholly owned subsidiary from May 1987 until it was merged into the Company in December 1990, and was a Vice President of the Company from September 1989 to December 1993. From February 1988 to December 31, 1988, he served as General Counsel and Chief Financial Officer for the Company, and served in these capacities for the Company's wholly owned subsidiary from May 1987 to December 31, 1988. Since April 1994, Mr. Micek has been general counsel for U.S. Electricar, Inc. in San Francisco, California. From January 1989 to March 1994, Mr. Micek practiced law and served as a consultant to the Company on
corporate finance matters.   He also serves as a Director of Universal Group,
Inc., a
mid-west group of insurance companies, and Cole Publishing Company in northern California. Mr. Micek is also a Director of Instant Video Technologies, Inc., a publicly-held company. He received a Bachelor of Arts Degree in History from the University of Santa Clara in 1974 and a Juris Doctorate from the University of San Francisco School of Law in 1979.

     David Scatena -- Director. Mr. Scatena has been a Director of the Company since February 1988, and was a Director of the Company's wholly owned subsidiary from January 1987, until it was merged into the Company in December 1990. He also served as Treasurer of the Company from February 1988 to January 1989, and of its wholly owned subsidiary from January 1987 to January 1989. He is Managing Partner of Polly, Scatena, Gekakis and Company, a Certified Public Accounting firm in San Mateo, California, where he has practiced as a Certified Public Accountant for over 15 years. Mr. Scatena received a Bachelor of Science Degree from the University of San Francisco in 1964. Since May 1996, Mr. Scatena has also been a director of Alborough, Inc., d/b/a Emilia Romagna, which is a wholly-owned subsidiary of the Company.

     Robert M. Geller -- Director. Mr. Geller has been a Director of the Company since December 1, 1986, and was a Director of its wholly owned subsidiary from February 1988, until it was merged into the Company in December 1990. He is presently the President of Growth Strategies Group, a consulting firm specializing in executive/board services for early stage growth companies. Previously, he was Executive Vice President for Healthwatch, Inc., a cardiovascular equipment company, from April 1990 to July 1991, and President of Hemcure, Inc., a medical services company, from September 30, 1986 to June 1991. Mr. Geller held the positions of Corporate Controller and Director of Corporate Planning for Miniscribe Corporation, a manufacturer of rigid disk drives for small computers, from 1981 to 1985. Between 1976 and 1981, he was employed at Concept Restaurants, Inc. first as Vice President of Operations, then as Executive Vice President. Mr. Geller is a Director of Renaissance Entertainment Corporation, a publicly-held company, and On-Line System Services, Inc., a publicly-held company. He received a B.S. degree in finance and organizational behavior from the University of Colorado, Boulder, Colorado, in 1976.

     Tino Barzie -- Director. Mr. Barzie has been a Director of the Company and was a Director of its wholly owned subsidiary from June 1988, until it was merged into the Company in December 1990. Mr. Barzie has been involved in the entertainment profession for nearly 40 years. Currently and in addition to
the preceding, he is Personal Manager to Tommy Lasorda.   From 1978 to 1993,
Mr. Barzie was the Executive Producer and Personal Manager for Pia Zadora. He is also President of Tin-Bar Amusement Corporation. During his career, Mr. Barzie has been Manager for several entertainers including Tommy Dorsey, Jimmy Dorsey, Jackie Gleason, and Frank Sinatra. Mr. Barzie was manager for Frank Sinatra from 1961 to 1978. Mr. Barzie also played baseball for the Boston Red Sox in 1947 and 1948, and was co-owner of Boston Red Sox farm teams from 1967 to 1980.

     Henry W. Poett, III -- Director. Mr. Poett has been a Director of the Company since May 1995. Since 1993, Mr. Poett has been employed by Dalton Partners, Inc. which provides management services to companies which are in "turn around" situations. From 1989 to 1993, he was Chief Operating Officer of Vestro Foods, Inc., and CEO of its subsidiary, Heidi's Gourmet Deserts. These companies are engaged in the manufacture, distribution and marketing of food products. Mr. Poett remains on the Board of Directors of Vestro Foods, Inc., which is publicly-held. From 1987 to 1988, he was President of Transisco, Inc., a publicly-held company involved in leasing and rail car maintenance. From 1967 to 1987, Mr. Poett held various positions, including President, with Wilsey

Bennett Co., a privately-held firm involved in food processing and distribution; pharmaceutical distribution; cut flower distribution; and real estate development. He received a B.A. Degree in International Relations from Stanford University in 1961 and a M.B.A. Degree from Golden Gate University in 1971.

     Soren Svenningsen -- Director. Mr. Svenningsen has been a Director of the Company since May 1995. Since 1969, Mr. Svenningsen has been President and Chief Executive Officer of Majesty, Inc., a major American importer of Danish processed and fresh frozen pork products, based in Cranford, New Jersey. Majesty, Inc. services the major U.S. food chains, the foodservice industry on a nationwide basis, as well as the industrial food sector. He received a Business Degree from Denmark Commercial College in 1961. Mr. Svenningsen is on the Board of the American Importers and Exporters Meat Products Group, a trade association based in Washington, D.C., and is a member of the New York City based Danish American Chamber of Commerce. Further, in March 1997, Mr. Svenningsen was appointed by the U.S. Secretary of Agriculture, to serve as a delegate to the National Pork Producers delegate body.

     Robert H. Anderson - Vice President and Chief Operating Officer. Mr. Anderson has been Vice President and Chief Operating Officer since August 1996. Since March 1997, Mr. Anderson has served as Secretary and Director of AFDI, Inc., d/b/a Focaccia Di Genova, a wholly-owned subsidiary of the Company. From 1973 to 1996, Mr. Anderson was employed by the Clorox Company. He served in various management positions and as National Sales Manager - Special Markets, Director of Bottle Water Operations, and Director of Sales - Food Service. He received a degree in Economics from the College of William and Mary, Williamsburg, Virginia 1966. Mr. Anderson is 52 years old.

     William H. Bump - Vice President - Sales and Marketing. Mr. Bump has been Vice President of Sales and Marketing since May 1996. From December 1995 to April 1996, Mr. Bump served as Director of Sales and Marketing of the Company. From May 1993 to December 1995, Mr. Bump was Director of Sales and Marketing for Pacific Cheese Company in Hayward, California. From December 1984 to May 1993, he was Division Vice President of Sales for Domestic Cheese Company, a cheese manufacturing company in Northern California. He received a B.S. Degree in Marketing, Specialty Business Administration from City University in Seattle, Washington in 1984. Mr. Bump is 52 years old.

     The Company 's Board of Directors held seven (7) meetings during the year ended December 31, 1996. Each Director attended at least 75% of the aggregate number of meetings held by the Board of Directors and its Committees during the time each such Director was a member of the Board or of any Committee of the Board, except for Soren Svenningsen who only attended 71% of such meetings.

     The Company's executive officers hold office until the next annual meeting of directors of the Company, which currently is scheduled for May 22, 1997. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company.

     No event occurred during the past five years which is material to an evaluation of the ability or integrity of any Director or person nominated to be Director or Executive Officer of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain representations, no persons who were either a director, officer, or beneficial owner of more than 10% of the Company's common stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except as follows: David Scatena filed a late Form 4 reporting two transactions, and Henry W. Poett, III filed a late Form 4 reporting one transaction.

                           COMPENSATION

     The following tables set forth information regarding executive compensation for the Company's President and Chief Executive Officer and each other executive officer who received total annual salary and bonus in excess of $100,000 for any of the years ended December 31, 1996, 1995 or 1994.

                         Summary Compensation Table
                                                    Long Term Compensation
                        Annual Compensation                 Awards     Payouts
                                             Other               Op-           All
                                             Annual    Restrict- tions/  LTIP  Other
Name and Principal  Fiscal                   Compen-   ed Stock  SARS    Pay-  Compen-
     Position        Year  Salary   Bonus    sation    Award(s) (Number) outs  sation
William J. Armanino, 1996 $179,000 $ -0-   $18,602<FN1>  -0-    150,000  -0-  $2,550<FN2>
 President, Chief    1995 $154,000 $24,057 $14,206<FN1>  -0-      -0-    -0-  $2,234<FN2>
 Executive Officer   1994 $150,000 $19,118 $18,765<FN1>  -0-    100,000  -0-  $2,010<FN2>
 Officer

Linda A. Armanino,   1996 $ 77,432 $ -0-   $   -0-       -0-      -0-    -0-  $   -0-
 Executive Vice      1995 $ 82,015 $19,847 $   -0-       -0-      -0-    -0-  $   -0-
 President and Chief 1994 $ 71,586 $14,338 $   -0-       -0-    100,000  -0-  $   -0-
 Operating Officer
 <FN3>

William G. Bump,     1996 $106,289 $ -0-   $ 7,642<FN4>  -0-      -0-    -0-  $   -0-
 Vice President of
 Sales and Marketing
______________________

<FN1>
For 1996, the amount includes $12,682 for automobile expense reimbursement and $5,920 for 75% of Mr. Armanino's club membership reimbursed to him. For 1995, this amount includes $8,273 for automobile expense reimbursement and $5,993 for 75% of Mr. Armanino's club membership reimbursed to him. For 1994, this amount includes $8,181 for automobile expense reimbursements, $4,836 for 75% of Mr. Armanino's club membership reimbursed to him and $4,121 for entertainment expenses reimbursed to him.
<FN2>
Represents amounts paid for premiums on a term life insurance policy for Mr. Armanino's benefit.
<FN3>
Effective April 1, 1996, Mrs. Armanino gave up her titles as an Officer of the Company.
                               -8-

<FN4>
This amount includes $7,642 for automobile expense reimbursement.

              OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                        INDIVIDUAL GRANTS

                    Number of     Percent of
                    Securities    Total Options/
                    Underlying    SARs Granted    Exercise
                    Options/SARs  to Employees    or Base      Expiration
    Name            Granted(#)    in Fiscal Year  Price($/Sh)  Date

William J. Armanino   150,000         37.5%         $1.87      3/14/2001

       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FY-END OPTION/SAR VALUES

                                       Securities Under-  Value of Unexer-
                   Shares              lying Unexer-      cised in the
                   Acquired            cised Options      Money Options/
                   on                  SARs at FY-End     SARs at FY-End
                   Exercise  Value     Exercisable/       Exercisable/
     Name          (Number)  Realized  Unexercisable      Unexercisable

William J. Armanino   -0-      -0-     113,333/ 96,667    $34,890/ $6,979
Linda A. Armanino     -0-      -0-      83,333/ 16,667    $34,896/ $6,979
William G. Bump       -0-      -0-      20,000/ 80,000    $  -0-  /  $ -0-

     None of the Company's Officers presently have an employment agreement with the Company, except for William J. Armanino and Robert H. Anderson. The annual salary levels for the Company's Officers, which became effective on January 1, 1997, are as follows:

          William J. Armanino                $179,000
          Deborah Armanino-LeBlanc           $ 77,040
          Robert H. Anderson                 $140,000 *
          William G. Bump                    $110,000

* Effective March 1, 1997, this salary was increased to $150,000.

     Effective January 1, 1993, the Company entered into a three year employment agreement with William J. Armanino, which provided for a base salary of $125,000 per year. Such salary was to be automatically increased to: (i) $131,250 in the event the Company reported average net income before taxes in excess of $150,000 for two consecutive fiscal quarters; (ii) $137,500 in the event the Company reported average net income before taxes in excess of $175,000 for two consecutive fiscal quarters; and (iii) $150,000 in the event the Company reported average net income before taxes in excess of $200,000 for two consecutive fiscal quarters. Since the Company had over $200,000 in net income before taxes during the last two quarters of 1993, Mr. Armanino's salary was increased to $150,000 on January 1, 1994. In addition to any automatic increases, Mr. Armanino's salary was to be reviewed annually for increases by the Board of Directors, and effective January 1, 1995, Mr. Armanino's salary was increased to $154,000. In addition, Mr. Armanino was entitled to participate in the Company's Management Incentive Compensation Plan described below. The Company also agreed to reimburse Mr. Armanino for 75% of his cost of belonging to certain clubs which he uses for business purposes, and 75% of his expenses relating to his automobile.

     Effective January 1, 1996, the Company entered into a new three year employment agreement with William J. Armanino, which provides for a base salary of $179,000 per year. This base salary will be reviewed annually and may be increased by the Board of Directors by up to seven percent. Mr. Armanino is also entitled to participate in the Company's Management Incentive Compensation Plan described below. The Company has also agreed to reimburse Mr. Armanino for 75% of his cost of belonging to certain clubs which he uses for business purposes, and 75% of his expenses relating to an automobile. In the event of his death or disability, or if Mr. Armanino were to resign as a result of a change in control of the Company, he would be entitled to receive as severance pay a sum equal to 12 months' base salary plus compensation he would have received under the Company's Management Incentive Compensation Plan during the portion of the year he was employed by the Company. If he is terminated for cause, Mr. Armanino would only be entitled to three months' base salary as severance pay. Pursuant to the terms of this new employment agreement, the Board of Directors granted Mr. Armanino an additional stock option in March 1996. (See " -- 1993 Stock Option Plan," below.)

     Effective August 1996, the Company entered into a three year employment agreement with Robert H. Anderson, which provides for a base salary of $140,000 through February 28, 1997, then increased to $150,000 per year on March 1, 1997. This base salary shall be reviewed annually for increases by the Board of Directors at the same time the senior management group of employees of the Corporation is reviewed. Mr. Anderson is also entitled to participate in the Company's Management Incentive Compensation Plan described below. The Company has also agreed to reimburse Mr. Anderson up to $750 per month for automobile expenses. If his employment is terminated other than for "just cause", he would be entitled to receive a bonus pay sum equal to six months base pay prior to March 1, 1997, plus one additional month of base pay for each month of service subsequent to February 1997, up to a maximum of twelve (12) months. Pursuant to the terms of his employment agreement, Mr. Anderson was given 10,000 shares of Restricted Stock and granted a stock option to purchase 150,000 shares of Common Stock. (See "1993 Stock Option Plan," below.)

     Members of the Board of Directors receive a fee of $1,000 per meeting attended. Members of Committees of the Board of Directors are entitled to receive a fee of $100 per hour for approved committee meetings. They are also entitled to reimbursement of reasonable travel expenses incurred by them in attending board or committee meetings.

     Except as disclosed below, the Company has no retirement, pension, profit sharing or other plans covering its Officers and Directors.

Incentive Compensation Plans

     In March 1993, the Board of Directors established a Management Incentive Compensation Plan to provide an incentive to Officers and other senior management personnel who contribute substantially to the financial success of the Company as measured primarily by the achievement of certain profit goals for the year. The plan is to be reviewed and revised annually. For 1996, a bonus pool was established by the Board of Directors. However, it was not funded due to the fact that the Company did not meet the performance goals established, and no distributions were made under this plan.

     For 1997, the Board of Directors has adopted a Bonus Incentive Plan which will reward all employees of the Company collectively based on the Company achieving certain revenue and profit targets, and individually based on the accomplishment of specific personal objectives. Under this plan, Executive

Officers of the Company will receive cash payments and stock options to be granted under the Company's 1993 Stock Option Plan. The maximum cash compensation to be paid to an Executive Officer under the plan will range from 36% to 48% of the individual's annual salary, based on level of responsibility. A maximum of approximately $245,000 in cash will be distributed among Executive Officers of the Company if all corporate and personal performance goals are met, assuming that all the salaries of such persons remain at their current levels and no additional Executive Officers are employed by the Company. To be eligible for awards under the plan, an individual must be employed for at least 90 days and be employed at the end of the year. Persons employed for part of a year will receive awards on a pro-rata basis.

     The Board of Directors will approve the forecast of sales and profits for the year, and the specific objectives for the Chief Executive Officer and Chief Operating Officer on the advice of the Compensation Committee. All other individual objectives will be approved by the Chief Executive Officer and the Chief Operating Officer. The Board of Directors will have the authority to modify the Chief Executive Officer and Chief Operating Officer's program. The Board of Directors will review and revise the plan annually under the auspices of the Compensation Committee.

1993 Stock Option Plan

     In March 1993, the Board of Directors adopted a Stock Option Plan (the "1993 Plan"). The 1993 Plan was approved by the Company's shareholders in May 1993. The 1993 Plan allows the Board to grant stock options from time to time to employees, officers and directors of the Company and consultants to the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. However, Incentive Stock Options will only be granted to persons who are employees of the Company. Vesting provisions are determined by the Board at the time options are granted. As originally adopted, the total number of shares of Common Stock subject to options under the 1993 Plan was not to exceed 1,400,000, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. In December 1994, the Company's Board of Directors adopted an amendment to the 1993 Plan to increase the number of shares subject to options to 2,500,000, and this amendment was approved by the Company's Shareholders in May 1995. In March 1996, the Board of Directors adopted a further amendment to the 1993 Plan to increase the number of shares subject to options to 3,250,000, and this amendment was approved by the Company's Shareholders in May 1996. The option price must be satisfied by the payment of cash. The Board of Directors may amend the 1993 Plan at any time, provided that the Board may not amend the 1993 Plan to materially increase the benefits accruing to participants under the 1993 Plan, or materially change the eligible classes of participants without shareholder approval.

     In March 1993, the Board of Directors granted non-qualified stock options to the Directors of the Company who are not employees. The following table summarizes the options granted in March 1993 which remain outstanding under the 1993 Plan:

      Number of     Exercise Price   Beginning
       Shares        Per Share     Exercise Date   Expiration Date
     166,665<FN1>       $1.50         3/11/93          3/11/98
     166,665<FN1>       $1.50         3/11/94          3/11/98
     166,665<FN1>       $1.50         3/11/95          3/11/98
                               -11-

     200,000<FN2>       $0.75          <FN2>           3/11/98
     699,995Total
__________________

<FN1>
On March 11, 1993, the Board of Directors granted options to purchase 99,999 shares of the Company's Common Stock to David Scatena, John J. Micek, III, Robert M. Geller, and Tino Barzie, Directors of the Company, and Joseph Barletta, a former Director of the Company. The options are exercisable at $1.50 per share during the periods indicated in the table.
<FN2>
On March 11, 1993, the Board of Directors granted options to purchase 50,000 shares of the Company's Common Stock to David Scatena, John J. Micek, III, Robert M. Geller, and Tino Barzie, Directors of the Company, and Joseph Barletta, a former Director of the Company. The options are exercisable at $.75 and may only be exercised on the following conditions:

(a) Prior to the exercise of such options, in whole or in part, the Company must have had two consecutive fiscal quarters in which the Corporation had net income after taxes of $250,000 or more during the period commencing on January 1, 1993, and ending on December 31, 1995; and
(b) Prior to any exercise, in whole or in part, of such options, the Director must have been in attendance at 80% or more of the meetings of the Board of Directors, of which the Director received due notice as provided for in the Bylaws of the Company, held during the 12 month period immediately prior to such exercise.

As a result of the above conditions, the options held by Joseph Barletta expired upon the end of his term as a Director in May 1994.

     In December 1994, the Board of Directors granted non-qualified stock options to purchase 300,000 shares of Common Stock and incentive stock options to purchase 540,000 shares of Common Stock to Officers, Directors and employees of the Company. All of these options are exercisable at $0.925 per share and expire in December 2004.

     Included in the options granted in December 1994 are non-qualified stock options to purchase 25,000 shares each that were granted to John J. Micek III, David Scatena, Robert M. Geller and Tino Barzie, Directors of the Company. Each Director's option vests as to 1/36th of the total number of shares each month commencing May 1, 1995.

     Also included in the options granted in December 1994 are non-qualified stock options to purchase 100,000 shares each that were granted to William J. Armanino and Linda A. Armanino, Officers and Directors of the Company, and incentive stock options to purchase 100,000 shares each that were granted to Deborah Armanino-LeBlanc, an Officer of the Company, and Anthony J. Scafine, who was then an Officer of the Company. Options as to 50,000 shares each vest as to 1/36th of the total number of shares each month commencing January 1, 1995. Options as to the remaining 50,000 shares each vest once the Company has two consecutive quarters in which the Company has net income after taxes of at least $250,000. In July 1995, Mr. Scafine agreed to the reduction of his 50,000 options which vest when the Company had two consecutive quarters of net income after taxes of $250,000 to 10,000 shares, and to a reduction of the number of shares covered by his other option from 50,000 shares to 30,000.

     On March 9, 1995, the Board of Directors granted non-qualified stock options to purchase 275,000 shares of common stock to Steven Gonzales, a consultant to the Company, in connection with the Company's new Italian quick service restaurant concept. During 1996, these options expired as a result of the termination of Mr. Gonzales' consulting agreement.

     On July 28, 1995, the Board of Directors granted two non-qualified stock options each to Henry W. Poett, III and Soren Svenningsen, Directors of the Company. Each of these persons received one option to purchase up to 100,000 shares of Common Stock at $1.50 per share and one option to purchase up to 25,000 shares at $2.00 per share. The options for 100,000 shares vest as to one-third of the total number of shares at the end of each year following the date of grant and expire on July 27, 2000. The options for 25,000 shares vest as to 1/36th of the total number of shares each month commencing August 1, 1995, and expire on July 27, 2005.

     On December 8, 1995, the Board of Directors granted an incentive stock option to William G. Bump, who is now the Company's Vice President of Sales and Marketing, to purchase 100,000 shares of common stock at $2.03 per share. The option vests as to one-fifth of the total number of shares on December 31, 1996, 1997, 1998, 1999 and 2000, and will expire on December 8, 2008.

     On March 14, 1996, the Company granted a non-qualified stock option to William J. Armanino, an Officer and Director of the Company, to purchase up to 150,000 shares of the Company's Common Stock at $1.87 per share. The option is immediately exercisable as to 30,000 shares. The remainder of the option will vest in 40,000 share increments after December 31, 1996, December 31, 1997, and December 31, 1998, in the event that the Compensation Committee of the Board of Directors determines that the Company's return on equity for the year preceding such date is greater than or equal to the return on equity projected in the budget approved by the Board of Directors for such year. The
option will expire on March 14, 2001.   During 1996, the predetermined level
of profitability was not achieved and the option was forfeited as to 40,000 shares.

     In May 1996, the Board of Directors granted an incentive stock option to Donato De Marchi, an employee of the Company, to purchase 100,000 shares of Common Stock at $2.10 per share. The option was to have vested as to one-fifth of the total number of shares on May 21, 1997, 1998, 1999, 2000 and 2001, and was to have expired on May 20, 2006. As a result of Mr. De Marchi no longer being employed by the Company, the option expired.

     In December 1996, the Board of Directors granted an incentive stock option to Robert H. Anderson, Vice President and Chief Operating Officer, to purchase 150,000 shares of Common Stock at $1.735 per share. The option is immediately exercisable as to 27,500 shares. The option will vest as to the remaining 122,500 shares in 27 equal installments each month commencing July 1, 1997. The option will expire on September 11, 2006.

401(k) Plan

     The Company also maintains a 401(k) employee retirement and savings program (the "401(k) Plan") for its employees. Under the 401(k) Plan, an employee may contribute up to 15% of his or her gross annual earnings, subject to a statutory maximum, for investment in one or more funds identified under the plan. The Company may in the future, with the approval of the Board of Directors, make matching contributions to participants in the 401(k) Plan. During 1996, the Company made matching contributions totaling $9,065 under the 401(k) Plan.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Board of Directors of the Company is of the opinion that, even though the transaction described below was not the result of arms'-length negotiations, the terms of this transaction were at least as favorable to the Company as could have been obtained from an unaffiliated party. All ongoing and future transactions with affiliates will be on terms no less favorable than those which could be obtained from unaffiliated parties.

     Polly, Scatena, Gekakis and Company, a certified public accounting firm of which David Scatena, a Director of the Company, is managing partner, was paid for accounting services provided to the Company in the amount of $20,757 for the year ended December 31, 1996.

              APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The independent accounting firm of Pritchett, Siler & Hardy, P.C. (formerly Peterson, Siler & Stevenson, P.C.), audited the financial statements of the Company for the year ended December 31, 1996, and has been selected in such capacity for the current fiscal year. At the direction of the Board of Directors, this appointment is being presented to the shareholders for ratification or rejection at the Annual Meeting of Shareholders. If the shareholders do not ratify the appointment of Pritchett, Siler & Hardy, P.C., the appointment of auditors will be reconsidered by the Board of Directors.

     It is expected that representatives of Pritchett, Siler & Hardy, P.C., will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. It is also expected that the representatives will be available to respond to appropriate questions from shareholders.

                          OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.

                          ANNUAL REPORT

     The Company's Annual Report on Form 10-K for the year ending December 31, 1996, accompanies this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not to be considered part of the solicitation material.

          DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
          FOR THE ANNUAL MEETING TO BE HELD IN MAY 1998

     Any proposal by a shareholder intended to be presented at the Company's Annual Meeting of Shareholders to be held in May 1998 must be received at the offices of the Company, 30588 San Antonio Street, Hayward, California 94544, no later than December 18, 1997, in order to be included in the Company's proxy statement and proxy relating to that meeting.

                                WILLIAM J. ARMANINO, PRESIDENT
Hayward, California
April 16, 1997

               ARMANINO FOODS OF DISTINCTION, INC.

          SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints William J. Armanino and Deborah Armanino-LeBlanc, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Armanino Foods of Distinction, Inc. held of record by the undersigned on April 18, 1996, at the Annual Meeting of Shareholders to be held on May 22, 1997, or any adjournment thereof.

    1.   Election of Directors:

         ___ FOR all nominees listed below (except as marked to the contrary)

         ___  WITHHOLD authority to vote for all the nominees listed below:

              William J. Armanino      Deborah Armanino-LeBlanc
              John J. Micek, III       Robert M. Geller
              David Scatena            Tino Barzie
              Henry W. Poett, III      Soren Svenningsen

[INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee's name above.]

    2. The ratification of the appointment of Pritchett, Siler & Hardy, P.C., as the Company's independent auditors.

           ___FOR         ___AGAINST          ___ABSTAIN

    3. To transact such other business as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.


    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.

Dated:  _____________, 1997.

                             __________________________________________

                             __________________________________________
                             Signature(s) of Shareholder(s)

                             Signature(s) should agree with the name(s) stenciled hereon. Executors, administra-tors, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ARMANINO FOODS OF DISTINCTION, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.